Exhibit 99.1

Spark Networks and EliteSingles Complete Merger

Creates Premier Online Dating Platform with Strong Brands and Global Scale

Spark Networks SE to Begin Trading on NYSE American as an American Depository Share under Ticker Symbol NYSE American: LOV

BERLIN, GERMANY / ACCESSWIRE / November 2, 2017 – Spark Networks SE (NYSE American: LOV) today announced the successful completion of the previously announced merger of Spark Networks, Inc. and Affinitas GmbH (“EliteSingles”) in a stock-for-stock transaction.

The combination creates one of the world’s premier online dating platforms, leveraging leading, complementary brands including EliteSingles, eDarling, JDate, Christian Mingle, JSwipe, and Attractive World to serve a broad spectrum of users across 29 countries and 15 languages.

“We are pleased to announce the completion of this transaction and the successful formation of a pure play dating leader in Spark Networks SE,” said Jeronimo Folgueira, Chief Executive Officer of Spark Networks SE. “Our increased scale, portfolio of strong, well-known brands, and improved financial strength positions us well to deliver a superior user experience to our customers and drive long-term value for shareholders.”

Transaction Details

Pursuant to the terms of the definitive merger agreement, Spark Networks, Inc. stockholders are entitled to receive one newly issued American Depository Share (“ADS”) of Spark Networks SE for every 10 shares of Spark Networks, Inc. common stock that they owned immediately prior to the effective time of the merger. The ADSs have been approved for listing on the NYSE American LLC under the trading symbol “LOV.” The first day of trading is expected to be on or about November 3, 2017 and the ADSs will trade on a when-issued basis under the ticker symbol “LOV WI” until they are eligible for normal trade settlement, currently anticipated to be within two weeks of the acquisition close. Each ADS represents 0.1 ordinary shares of Spark Networks SE. Former EliteSingles stockholders now own approximately 75% of the combined company and former Spark Networks Inc. stockholders own approximately 25%.

Governance

In connection with the completion of the merger, Spark Networks SE has constituted a board of directors consisting of the following seven directors: Jeronimo Folgueira, Colleen Birdnow Brown, Brad Goldberg, Axel Hefer, Clare Johnston, Joshua Keller, and David Khalil. Mr. Khalil will serve as Chairman of the Spark Networks SE board.

These directors bring diverse global perspectives, significant experience growing businesses and unique expertise across technology, digital consumer marketing, and finance. The directors are committed to upholding the highest standards in governance best practices in order to serve Spark Networks SE shareholders.

About Spark Networks SE

Spark Networks SE is a leading global dating company with a portfolio of premium brands designed for singles seeking serious relationships. These brands include EliteSingles, JDate, Christian Mingle, eDarling, JSwipe and Attractive World. Formed in 2017 through the merger of Affinitas GmbH and Spark Networks, Inc., the company has a presence in 29 countries worldwide and is publicly listed on the NYSE American LLC under the ticker symbol “LOV.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause future performance or achievements to be materially different from those of any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and Spark Networks SE assumes no duty to update forward-looking statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination to the existing brand portfolio, statements about the ability to drive superior growth or achieve cost savings, statements about becoming the global leader in premium dating, statements about the ability to leverage strengths of each company to provide exceptional user experience and drive shareholder value, statements about the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the company operates; (ii) the ability to promptly and effectively integrate the businesses of Spark Networks, Inc. and EliteSingles; (iii) the reaction to the transaction of the companies’ customers, employees and counterparties; (iv) diversion of management time on merger-related issues; (v) lower-than-expected revenues, credit quality deterioration or a reduction in net earnings; and (vi) other risks that are described in Spark Networks Inc.’s and Spark Networks SE’s public filings with the SEC. For more information, see the risk factors described in Spark Networks SE’s Form F-4 filed with the SEC.

Spark Networks SE Contacts

Media:

Alessandro Grassano

alessandro.grassano@affinitas.de

+49 030 868 000 167

or

Bryan Locke / Mike DeGraff

Sard Verbinnen & Co.

(312) 895-4700

Investors:

Robert O’Hare

Chief Financial Officer

(310) 893-0550

rohare@spark.net